UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2017, we entered into an amendment (the “Cool Collaboration Amendment”) to that certain Collaborative Research, Development, Commercialization and License Agreement by and between Firmenich, SA ("Firmenich") and us, dated as of December 14, 2007, as last amended on April 29, 2016 (the “Cool Collaboration Agreement”).  Under the Cool Collaboration Agreement, the research period previously concluded and Firmenich has been and is currently exclusively commercializing the cool flavor ingredients previously licensed by Senomyx to Firmenich pursuant to the Cool Collaboration Agreement (“Previously Licensed Cool Ingredients”).

Rights: The Cool Collaboration Amendment expands Firmenich’s rights under Senomyx’s cool taste program by granting Firmenich an exclusive license to Coolmyx CL19 and related analogs (“CL19 Compounds”) in all product categories other than therapeutics. The Cool Collaboration Amendment also includes a license expansion of the Previously Licensed Cool Ingredients for product categories covering all applications in the flavor, oral care and consumer product markets.

Consideration: As consideration for the exclusive license to CL19 Compounds, and as a pre-payment of Firmenich’s royalty obligations for a period of three years, Firmenich shall pay Senomyx US $10.0 Million within ten days of execution of the Cool Collaboration Amendment.

Royalties: We will receive royalty payments upon Firmenich's or a sublicensee's sale of products containing CL19 Compounds, or any of the Previously Licensed Cool Ingredients. Firmenich’s royalty obligations will be suspended between January 1, 2018 and December 31, 2020 but will resume on January 1, 2021 along with minimum annual royalty obligations.

Exclusivity: Senomyx will not, among other things, commercialize or sell cool taste compounds within the same chemical class as the CL19 Compounds or substantially similar to the cool taste compounds discovered during the previously concluded collaborative research period under the Cool Collaboration Agreement. However, Senomyx shall have the right and ability to continue its cool research program independent of Firmenich and to discover, develop and commercialize all other cool taste compounds.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press Release dated November 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ CATHERINE C. LEE
Catherine C. Lee
Senior Vice President, General Counsel and Corporate Secretary

Date: November 14, 2017